================================================================================



                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

                         Date of Report: April 28, 2006


                               Simtek Corporation
               (Exact Name of Registrant as Specified in Charter)


          Colorado                     0-19027                   84-1057605
(State or other jurisdiction         (Commission                (IRS Employer
     of incorporation)               File Number)              Identification #)



              4250 Buckingham Dr. #100, Colorado Springs, CO 80907
                     (Address of Principal Executive Office)



                                 (719) 531-9444
              (Registrant's telephone number, including area code)



[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))








================================================================================

Item 2.02   Results of Operations and Financial Condition.

     On April 27, 2006, Simtek Corporation (the "Company") issued a press release titled, "Simtek Reports First Quarter 2006 Financial Results".

     Consolidated revenue for the first quarter of 2006 is $4.7 million compared to $2.8 million in the fourth quarter of 2005, an increase of 70 percent, reflecting the effects of adding the nvSRAM business that was acquired from ZMD, as well as increasing demand. Net loss for the first quarter of 2006 was $1.9 million, or $0.01 per share, compared to a net loss of $1.8 million, or $0.02 per share, in the fourth quarter of 2005. Net loss in the first quarter includes non-cash charges of $448,000 for amortization of the non-compete agreement with ZMD, and $118,000 for expenses related to employee stock options, plus "first-time" operating expenses of $226,000 for Simtek's European subsidiary, Simtek GmbH. Excluding the non-cash charges the pro-forma net loss for the quarter was less than $1.4 million. There were no comparable charges in the fourth quarter of 2005 for these three first-quarter charges. As of March 31, 2006, the Company had an unrestricted cash balance of $2.8 million and a total cash balance of $5.1 million.

     The full text of the press release is attached as Exhibit 99.1 to this Form 8-K Current Report.

Item 9.01  Financial Statements and Exhibits.

     (d) Exhibits.

         Exhibit Number    Description
         --------------    -----------

              99.1 Press Release, dated April 27, 2006, titled "Simtek Reports First Quarter 2006 Financial Results".

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     SIMTEK CORPORATION


                                     By:  /s/Brian Alleman
                                          --------------------------------------
                                          Brian Alleman, Chief Financial Officer


April 28, 2006

                                  EXHIBIT INDEX



Exhibit Number      Description
--------------      -----------

    99.1 Press Release, dated April 27, 2006, titled "Simtek Reports First Quarter 2006 Financial Results".